EXHIBIT 4.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

                  We have issued our report dated November 20, 2008, with respect to the statement of condition including the related portfolio of Financial Opportunity and Consolidation Portfolio 2008-4 (included in Van Kampen Unit Trusts, Series 825) as of November 20, 2008, contained in Amendment No. 1 to the Registration Statement on Form S-6 (File No. 333-154680) and Prospectus. We consent to the use of the aforementioned report in this Registration Statement and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm".


                                                              GRANT THORNTON LLP


New York, New York
November 20, 2008